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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 2016

Dear Fellow Investors,

        Fiscal 2016 was a successful, transformational and historic year for Rite Aid. Financially, we continued to deliver positive results and exceeded $30 billion in revenue for the first time. Strategically, we continued driving retail innovation while further expanding our healthcare offering beyond filling prescriptions.

        With an eye toward the future of patient care in a rapidly evolving healthcare marketplace, we also entered into an agreement and plan of merger with Walgreens Boots Alliance to become part of the first global, pharmacy-led health and wellbeing enterprise.

        As we embrace this opportunity to join forces with Walgreens Boots Alliance and further expand consumer access to high-quality health care, we remain focused on meeting the everyday needs of Rite Aid customers and building upon our success in fiscal 2016, which included many significant milestones.

Our Business Continues to Grow

        In fiscal 2016, we continued to experience strong growth throughout many important areas of our business. We increased revenue by nearly 16 percent—from $26.5 billion in fiscal 2015 to $30.7 billion this past year—while growing Adjusted EBITDA1 by nearly $80 million and delivering our fourth consecutive year of profitability.

        A key highlight for the year was our successful completion of the acquisition of EnvisionRx, a full-service pharmacy benefit manager. After we completed the acquisition in the second quarter, EnvisionRx delivered strong results in our new Pharmacy Services Segment.

        We also continued to drive growth throughout our Retail Pharmacy Segment—which includes Rite Aid stores, RediClinic and Health Dialog—through increases in same-store front-end sales, pharmacy sales and prescription count.

        Another key highlight was our focus on operational efficiency, specifically in reducing store-level pharmacy inventory by taking advantage of more frequent deliveries from our partner McKesson. This success helped us generate approximately $1.0 billion in operating cash flow, which we used to fund capital expenditures and reduce borrowing after the acquisition of EnvisionRx.

We're Delivering a Differentiated Retail Healthcare Experience

        One of our most critical strategic objectives has been to expand our offering to meet growing demand for convenient, affordable and high-quality health care. Our 11,000 Rite Aid pharmacists continue to play an important role in these efforts, delivering more than 3.9 million immunizations in fiscal 2016 and performing an increasing number of consultations that motivate patients to take their medications as prescribed.

        We've also made strategic acquisitions to further expand our retail healthcare offering. Through EnvisionRx, we will work to create compelling pharmacy offerings across retail, specialty and mail-order channels that deliver cost-effective solutions to health plans and employers. Through our 80 RediClinic

1
See Appendix A to our proxy statement for a reconciliation of our Adjusted EBITDA, which is a non-GAAP measure, to net income under GAAP.

locations, including 45 in Rite Aid stores, we can treat 30 common medical conditions and provide additional preventive services like screenings and physical exams.

        As we provide a higher level of care in our communities, we're also executing key initiatives that provide a differentiated customer experience. In fiscal 2016, we successfully launched the ground-breaking wellness+ with Plenti loyalty program, which has over 26 million members who can earn and redeem points throughout a coalition of well-known brands and retailers.

        In addition, we recently celebrated a significant milestone by completing our 2,000th Wellness store. These locations, which represent 45 percent of our store base and continue to outperform the rest of our chain, offer engaging design, innovative merchandising, expanded wellness categories and a higher level of personalized service from our Wellness Ambassadors.

We're Accelerating Our Strategy

        We're excited about our opportunity to merge with Walgreens Boots Alliance because it will deliver tremendous value to our shareholders and accelerate our combined efforts to make quality health care accessible to more customers and patients.

        The merger agreement was overwhelmingly approved at a special meeting of Rite Aid stockholders in February. Approximately 97 percent of the votes cast were in favor of the merger and this represented approximately 72 percent of Rite Aid's total outstanding shares of common stock as of the Dec. 18, 2015 record date. We continue to expect that the merger will be completed in the second half of calendar 2016 subject to regulatory approval and customary closing conditions.

        As we work toward completing the merger, we remain focused on executing our strategy while navigating a highly competitive marketplace and continuing reimbursement rate pressure. We're also focused on providing superior service to Rite Aid customers as we continue making strategic investments and enhancing operational efficiency.

        As we begin our new fiscal year, we thank our dedicated Rite Aid associates for working as a team to deliver a consistently outstanding customer experience. We thank our supplier partners for collaborating with us to deliver innovation and value. We are grateful to our Board of Directors for their guidance as we continue executing our strategy. And we thank you, our investors, for your continued support as we work to become part of a global company with a strong retail healthcare platform.

Sincerely,

John Standley
Rite Aid Chairman and CEO

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This report, including the letter to stockholders, as well as our other public filings or public statements, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

        Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

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  our high level of indebtedness;

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  our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements;

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  the continued impact of private and public third party payors reduction in prescription drug reimbursement and their efforts to limit access to payor networks, including mail order;

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  our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs;

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  our ability to continue to improve the operating performance of our stores in accordance with our long term strategy;

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  our ability to maintain or grow prescription count and realize front-end sales growth;

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  our ability to hire and retain qualified personnel;

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  competitive pricing pressures, including aggressive promotional activity from our competitors;

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  decisions to close additional stores and distribution centers or undertake additional refinancing activities, which could result in further charges to our operating statement;

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  our ability to manage expenses and working capital;

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  continued consolidation of the drugstore and the pharmacy benefit management ("PBM") industries;

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  changes in state or federal legislation or regulations, and the continued impact from the ongoing implementation of the Patient Protection and Affordable Care Act as well as other healthcare reform;

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  risks related to compromises of our information or payment systems or unauthorized access to confidential or personal information of our associates or customers;

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  our ability to maintain our current pharmacy services business and obtain new pharmacy services business, including maintaining renewals of expiring contracts, avoiding contract termination rights that may permit certain of our clients to terminate their contracts prior to their expiration and early price renegotiations prior to contract expirations;

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  the continued impact of declining gross margins in the PBM industry due to increased market competition and client demand for lower prices while providing enhanced service offerings;

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  our ability to maintain our current Medicare Part D business and obtain new Medicare Part D business, as a result of the annual Medicare Part D competitive bidding process;

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  the expiration or termination of our Medicare or Medicaid managed care contracts by federal or state governments and related tax matters;

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  the inability to complete the proposed acquisition (the "Merger") of us by Walgreens Boots Alliance, Inc., a Delaware corporation ("WBA"), due to the failure to satisfy the remaining conditions to the completion of the Merger, including receipt of required regulatory approvals;

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  the risk that the Merger Agreement may be terminated in certain limited circumstances that require us to pay WBA a termination fee of $325 million;

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  risks that the proposed Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

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  the effect of the pending Merger on Rite Aid's business relationships (including, without limitation customers and suppliers), operating results and business generally;

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  the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

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  risks related to the Merger diverting management's or employees' attention from ongoing business operations;

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  risks associated with the financing of the Merger transaction;

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  the risk that our stock price may decline significantly if the Merger is not completed;

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  risks related to obtaining the requisite consents to the Merger, including, without limitation, the timing (including possible delays) and expiration or termination of the applicable waiting periods under the HSR Act and other applicable antitrust laws, and the risk that such consents might not be received;

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  the risk that the Merger may not be completed in a timely manner, if at all;

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  risks related to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies or competitive development;

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  the risk that we could experience deterioration in our current Star rating with the Centers of Medicare and Medicaid Services;

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  the nature, cost and outcome of pending and future litigation and other legal proceedings or governmental investigations, including any such proceedings related to the Merger and instituted against us and others;

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  other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission (the "SEC").

        We undertake no obligation to update or revise the forward-looking statements included in this report, whether as a result of new information, future events or otherwise, after the date of this report. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview and Factors Affecting Our Future Prospects" included in our Annual Report on Form 10-K for the fiscal year ended February 27, 2016, which we filed with the SEC on April 25, 2016.

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Our Business Continues to Grow
We're Delivering a Differentiated Retail Healthcare Experience
We're Accelerating Our Strategy
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS